EXHIBIT 10.3

STOCK PURCHASE AGREEMENT

This Stock Purchase Agreement (this “Agreement”) is entered into as of June 25, 2008, by and between John Burnley (“Burnley”) and Kings Road Entertainment, Inc. (“KREN”) and is executed pursuant to and in conjunction with that certain Settlement Agreement and Mutual General Release (the “Settlement Agreement”) executed concurrently herewith by and among KREN, Burnley and the other parties named therein.

RECITALS

A. Whereas, Burnley, along with his immediate family and relatives owns 318,300 shares of common stock of KREN.

B. Whereas, pursuant to and in conjunction with the terms of the Settlement Agreement, Burnley, agrees to sell and KREN agrees to buy a total of three hundred thousand (300,000) shares of common stock of KREN (the “Shares”) owned by Burnley, as provided in this Agreement.

C. Whereas, KREN and in order to facilitate the Settlement between KREN and Burnley, as contemplated by the Settlement Agreement, for the benefit of all shareholders of KREN, has agreement to purchase the 300,000 shares of the common stock of KREN owned by Burnley.

NOW, THEREFORE, in consideration of the mutual covenants hereinafter set forth, the parties to this Agreement hereby agree as follows:

AGREEMENT

1.  Stock Purchase.

(a)  Purchase Price. Contemporaneously with the execution of this Agreement, Burnley shall convey, transfer and sell to KREN, and KREN shall purchase from Burnley three hundred thousand (300,000) shares of common stock of KREN, for consideration of eight cents ($0.08) per share for a total purchase price of twenty four thousand dollars ($24,000.00) (the “Purchase Price”). Payment of the Purchase Price shall be made in the form of cash, check or wire transfer of immediately available funds or any combination thereof.

(b)  Deliveries by Burnley. Contemporaneous with the execution of this Agreement, Burnley shall deliver the Chachas Law Group P.C., Attention George G. Chachas, 2445 Fifth Avenue, Suite 440, San Diego, CA 92101, for processing with Computershare Trust Company (the “Transfer Agent”), original certificates representing 300,000 shares of common stock in KREN, as represented by KREN certificate no. KR 3582, along with an Irrevocable Stock Power with signature medallion guaranteed, such other certifications or documentation as required by the Transfer Agent, and an instruction letter to the Transfer Agent authorizing the Transfer Agent to effectuate the transfer and delivery of 300,000 shares to KREN.

(c)  Deliveries by KREN. Contemporaneous with execution of this agreement, KREN shall deliver $24,000.00 in immediately available funds to Chachas Law Group Attorney-Client Trust account. Wire instructions are as follows:

Bank Name:	US Bank
Address	4330 La Jolla Village Drive, Suite 100 San Diego, CA 92122

ABA Routing No.:	122235821
Account No.	1534-56207304
Acct Name:	Chachas Law Group - Attorney Client Trust Account
Reference	KREN/ John Burnley

(d)  Conditions to Closing; Deliveries on Closing. As a condition to the closing, the Settlement Agreement and all other documents, agreements and instruments to be executed pursuant to this Agreement shall have been executed and delivered. At such time as Chachas Law Group has received written confirmation from the Transfer Agent that the Transfer Agent has processed and completed the transfer and delivery of the 300,000 shares to KREN, Chachas Law Group shall deliver the $24,000.00 in immediately available funds via wire transfer to an account designated by Burnley.

(e)  The closing of the transactions contemplated by this Agreement (the “Closing”) on July 15, 2008 (or at such later date) and at such time as shall be agreed upon by the parties (the “Closing Date”). All proceedings to be taken and all documents to be executed and delivered by the parties at the Closing shall be deemed to have been taken and executed simultaneously and no proceeding shall be deemed taken or any documents executed or delivered until all have been taken and delivered.

2.  Burnley’s Representations, Warranties, Covenants and Acknowledgements.

(a)  Burnley further acknowledges that the sale price for the 300,000 shares of common stock of KREN to KREN has been determined based on negotiations and the terms of this settlement and not on actual market value of the shares.

(b)  Burnley acknowledges that Burnley is not relying upon any person, firm or corporation, in making his decision to sell the 300,000 shares to KREN.

(c)  Burnley further acknowledges and represents that he understands that the shares of common stock of KREN could appreciate in value considerably in the near term or otherwise in the future and notwithstanding such possibility, Burnley desires to enter into this Stock Purchase Agreement for the sale of the 300,000 shares of common stock of KREN to KREN.

(d)  Burnley represents and warrants that the Shares to be conveyed, transferred and sold hereunder shall be transferred to KREN free and clear of all liens, claims, security interests and encumbrances of any nature whatsoever.

(e)  Burnley represents and warrants that other than the 300,000 shares of common stock of KREN subject to transfer under this Agreement that an additional 18,300 shares of common stock of KREN are held of record by Burnley, and his immediate family and relatives as set forth in Recital A above, Burnley does not own, directly or indirectly, of record or beneficially, any other shares of common stock of KREN.

(f)  Burnley represents and warrants that he has the capacity to enter into this Agreement to consummate the sale of the Shares and to comply with the terms, conditions and provisions of this Agreement.

(g)  Burnley represents and warrants this Agreement constitutes the valid and binding obligations of Burnley, enforceable in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws and equitable principles related to or limiting creditors’ rights generally and by the availability of equitable remedies and defenses.

(h)  Neither the execution of this Agreement by Burnley or the consummation of the sale of the Shares (a) will result in the breach of any term or provision of, constitute a default under, or accelerate or change the performance otherwise required under, any agreement (including any loan agreement or promissory note), indenture, instrument, order, law or regulation to which Burnley is a party or by which Burnley is bound or (b) require the approval, consent, waiver, authorization or act of, or the making by Burnley of, any declaration, filing or registration with, any third party or any governmental authority.

(i)  Burnley is not a party to any stockholder agreement, voting trust agreement or any other similar contract, agreement, arrangement, commitment, plan or understanding restricting or otherwise relating to the voting, dividend, ownership or transfer of the 300,000 shares being sold and transferred to KREN’s under this Agreement.

(j)  Burnley agrees that no KREN, or any officer, director, shareholder, agent, or employee of KREN, shall be liable to Burnley for any action heretofore or hereafter taken or omitted to be taken by any of them in connection with the sale of the Shares by Burnley, other than for payment of Shares as stated in Section 1(c) above.

(k)  Burnley acknowledges that he is freely and voluntarily entering into and executing this Agreement after having been advised to seek separate independent counsel of Burnley’s choice for advice regarding this Agreement and any other legal rights pertaining to this Agreement. Burnley has either been appraised of all relevant information and legal rights by legal counsel of his own choice, or has voluntarily chosen not to seek separate independent counsel for advice regarding this Agreement. In executing this Agreement, other than the representations and undertakings set forth in the Settlement Agreement, Burnley does not rely on any inducements, promises, or representations made by KREN, KREN, any officer, director, shareholder, agent, attorney or representative of KREN or any other party or person.

3.  KREN’ Representations, Warranties and Acknowledgements.

(a)  KREN represents and warrants that he or it has the capacity to enter into this Agreement to consummate the purchase of the Shares and to comply with the terms, conditions and provisions of this Agreement.

(b)  The execution, delivery and performance of this Agreement and all other agreements, documents and instruments contemplated by this Agreement to which a KREN is a party and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary action of such entity.

(c)  KREN represents and warrants that this Agreement constitutes a valid and binding obligation of KREN, enforceable in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws and equitable principles related to or limiting creditors’ rights generally and by the availability of equitable remedies and defenses.

(d)  KREN represents, warrants and acknowledges that the Shares are not registered under the Securities Act of 1933, as amended (the “1933 Act”), on the basis that the sale provided for in this Agreement and the issuance of securities hereunder is exempt from registration under the 1933 Act pursuant to Section 4(1).

(e)  KREN represents, warrants and acknowledges that he is aware that there is a very limited trading market in KREN shares and that KREN may not be able to resell his shares and that the Shares may be held indefinitely.

(f)  KREN represents and warrants to the Company that he/it is an “accredited investor” within the meaning of Securities and Exchange Commission Rule 501 of Regulation D, as presently in effect and, for the purpose of Section 25102(f) of the California Corporations Code.

(g)  KREN represents, warrants and acknowledges that they are aware of the financial condition of KREN, KREN’s operations, as well as the risk associated with the purchase and ownership of the Shares and that they are not relying upon Burnley or any person, firm or corporation, in making a decision to purchase the Shares from Burnley.

4.  Notices. All notices, requests, demands and other communications under this Agreement, including any request or demand for indemnification under paragraph 5, shall be in writing and shall be deemed to have been duly given on the date of service if served personally on the party to whom notice is to be given or within five (5) business days if mailed to the party to whom notice is to be given, by first-class mail, registered, or certified, postage prepaid and properly addressed as follows:

If to Burnley, addressed to:
John Burnley
2 Aldersgate, Apt. 408
Riverhead, NY 11901

If to KREN, addressed to:
Kings Road Entertainment, Inc.
Attn: Philip Holmes, President
468 N. Camden Drive
Beverly Hills, CA 90210

5.  Successors. This Agreement shall be binding upon and inure to the benefit of any successor or successors of Burnley, any KREN or KREN. Where the context permits, “KREN” as used in this Agreement shall include KREN’s executor, administrator or other legal representative or the person or persons to whom KREN’s rights pass by will or the applicable laws of descent and distribution.

6.  Governing Law. This Agreement is being executed and delivered, and is intended to be performed, in the State of California, and to the extent permitted by law, the execution, validity, construction, and performance of this Agreement shall be construed and enforced in accordance with the laws of California. This Agreement shall be deemed made and entered into in Los Angeles County, State of California, United States of America.

7.  Counterparts; Facsimile Signatures. This Settlement Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same agreement. Facsimile signatures shall be sufficient for execution of this Agreement.

IN WITNESS WHEREOF, the parties hereto have executed this Stock Purchase Agreement the day and year first above written.

SELLER

/s/ John Burnley
John Burnley

KINGS ROAD ENTERTAINMENT, INC.

/s/ Philip Holmes
By: Philip Holmes
Its: President